UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2014

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On April 30, 2014, SJW Corp. (the “Company”) announced its financial results for the quarter ended March 31, 2014. A copy of the press release announcing the financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 5.07:	Submission of Matters to a Vote of Security Holders.

At the Company's 2014 annual meeting of shareholders held on April 30, 2014, (i) the eight individuals listed below were elected to the Board of Directors, (ii) the advisory resolution regarding the compensation of the named executive officers was approved, (iii) the 2014 Employee Stock Purchase Plan was approved, and (iv) the appointment of KPMG LLP as the independent registered public accounting firm for 2014 was ratified, each by the votes set forth below:

Proposal 1:	Election of Directors:

Name of Director	In Favor	Withheld	Broker Non-Votes
Katharine Armstrong	14,058,745	333,297	4,656,062
Walter J. Bishop	14,178,429	213,613	4,656,062
Mark L. Cali	14,045,080	346,962	4,656,062
Douglas R. King	14,173,725	218,317	4,656,062
Ronald B. Moskovitz	14,047,436	344,606	4,656,062
George E. Moss	13,422,093	969,949	4,656,062
W. Richard Roth	14,044,335	347,707	4,656,062
Robert A. Van Valer	14,191,216	200,826	4,656,062

Proposal 2:	Approval of the advisory resolution approving the compensation of the named executive officers as disclosed in the proxy statement:

In Favor	Against	Abstain	Broker Non-Votes
8,940,905	3,347,684	2,103,453	4,656,062

Proposal 3:	Approval of the 2014 Employee Stock Purchase Plan:

In Favor	Against	Abstain	Broker Non-Votes
13,408,922	893,540	89,580	4,656,062

Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm:

In Favor	Against	Abstain	Broker Non-Votes
18,925,875	56,679	65,550	—

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 30, 2014 announcing the 2014 First Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 30, 2014	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 30, 2014 announcing the 2014 First Quarter Financial Results.